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                                                                    EXHIBIT 2.2

                     FIRST AMENDMENT TO EXCHANGE AGREEMENT

     THIS FIRST AMENDMENT TO EXCHANGE AGREEMENT (this "Amendment"), dated as of October 15, 1997, is entered into by and between BELO HOLDINGS, INC., a Delaware corporation ("Belo Holding"), COLONY CABLE NETWORKS, INC., a Rhode Island corporation ("Colony"), PJ PROGRAMMING, INC., a Rhode Island corporation ("PJPI"), BHI SUB, INC., a Delaware corporation ("Belo Sub" and, with Belo Holdings, Colony and PJPI, sometimes hereinafter referred to as the "Belo Entities"), and THE E.W. SCRIPPS COMPANY, an Ohio corporation ("Scripps").

                              W I T N E S S E T H

     WHEREAS, Belo Holdings, Colony, PJPI, Belo Sub, and Scripps are parties to that certain Exchange Agreement, dated as of September 4, 1997 (the "Exchange Agreement");

     WHEREAS, the parties hereto desire to amend the Exchange Agreement, subject to the terms and conditions of this Amendment; and

     WHEREAS, the parties hereto are willing to amend the Exchange Agreement, pursuant to the terms and conditions of this Amendment.

     NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Exchange Agreement.

     2.   Amendments to Exchange Agreement.

     (a) Section 102(c). Section 10.2(c) of the Exchange Agreement is hereby amended and restated in its entirety as follows:

          "(c) Notwithstanding any other provision of this Agreement to the contrary: (i) no party hereto will be liable to any other party hereto pursuant to this Section 10.2 or otherwise except to the extent that the aggregate amount of losses indemnified thereunder exceeds $2,5000,000; (ii) the total aggregate liability of the Belo Entities, on the one hand, and Scripps, on the other hand, for losses that may arise under this Section
     10.2 or otherwise will not exceed $25,000,000; and (iii) any claims for losses pursuant to this Section 10.2 or otherwise can only be made in respect of indemnifiable claims actually filed or commenced on or prior to eighteen months after the First Closing Date. Notwithstanding any other provision of this Agreement to the contrary, each party's liability for losses relating to indemnifiable claims for Taxes ("Tax
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     Losses") shall be without limit in dollar amount (although still subject to Section 10.2 (c) (i), except for matters referred to in Section 2.9 of the Belo Disclosure Schedule, which such matters shall be without limit in dollar amount and shall not be subject to Section 10.2 (c)(i) and claims for Tax Losses pursuant hereto may be made at any time."

     3. Effective Date. This Amendment will be come effective as of the date first above written.

     4.  Miscellaneous.

     (a) Except as expressly amended herein, all terms, covenants and provisions of the Exchange Agreement are and shall remain in full force and effect.

     (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

     (c) This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of Texas without regard to its conflicts of laws and principles.

     (d) This Amendment may be executed in several counterparts, and all counterparts so executed shall constitute one agreement, binding on the parties hereto, notwithstanding that the parties are not signatory to the same counterpart.

     (e) In addition to other remedies provided herein, if a party defaults in the performance of its obligations under this Amendment and fails to complete the transactions contemplated hereby, as and when herein set forth, and the other party shall not be in material default, such party shall be entitled to apply for and obtain specific performance, which shall be in addition to any and all other rights and remedies available to such party at law or in equity.
Each party hereby acknowledges that monetary damages alone would not be an adequate compensation to the other party, and agrees that if any action is brought seeking specific performance, each party shall waive the defense that there is an adequate remedy at law.




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     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.



                                             BELO HOLDINGS, INC.


                                             By:
                                                 ----------------------------
                                             Name:
                                                 ----------------------------
                                             Title:
                                                 ----------------------------

                                             COLONY CABLE NETWORKS, INC.


                                             By:
                                                 ----------------------------
                                             Name:
                                                 ----------------------------
                                             Title:
                                                 ----------------------------

                                             PJ PROGRAMMING, INC.


                                             By:
                                                 ----------------------------
                                             Name:
                                                 ----------------------------
                                             Title:
                                                 ----------------------------

                                             BHI SUB, INC.


                                             By:
                                                 ----------------------------
                                             Name:
                                                 ----------------------------
                                             Title:
                                                 ----------------------------

                                             THE E.W. SCRIPPS COMPANY


                                             By:
                                                 ----------------------------
                                             Name:
                                                 ----------------------------
                                             Title:
                                                 ----------------------------


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